CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Contingent Income Auto-Callable Securities due 2022	$1,135,000	$123.83

November 2020

Pricing Supplement No. 22

Registration Statement Nos. 333-250103; 333-250103-01

Dated November 18, 2020

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the common stock of BlackRock, Inc., the common stock Vail Resorts, Inc. and the common stock of Tesla, Inc., which we refer to collectively as the underlying stocks, is at or above 55% of its respective initial level, which we refer to as the respective coupon barrier, on the related coupon observation date. If the determination closing price of any underlying stock is less than its respective coupon barrier on any coupon observation date, we will pay no interest for the related quarterly period. In addition, the securities will be automatically redeemed if the determination closing price of each underlying stock is greater than or equal to its respective call threshold level on any quarterly call observation date (beginning approximately six months after the settlement date) for the autocall payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon. At maturity, if the securities have not previously been redeemed and the final level of each underlying stock is greater than or equal to 55% of its respective initial level, which we refer to as the respective principal barrier, the payment at maturity will also be the sum of the stated principal amount plus the related contingent quarterly coupon. However, if the final level of any underlying stock is less than its respective principal barrier, investors will be exposed to the decline in the worst performing underlying stock on a 1-to-1 basis and will receive a payment at maturity that is less than 55% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 2-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly interest over the entire 2-year term and in exchange for the possibility of an automatic early redemption prior to maturity. Because all payments on the securities are based on the worst performing of the underlying stocks, a decline beyond the respective coupon barrier and principal barrier of any underlying stock will result in no contingent quarterly coupon payments and a significant loss of your investment, even if one or both of the other underlying stocks have appreciated or have not declined as much. Investors will not participate in any appreciation of any underlying stock. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program. See “Additional Terms of the Securities—Additional Terms—Certain defined terms” for additional information about certain defined terms that are used in this document and the accompanying product supplement.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stocks:	BlackRock, Inc. common stock (the “BLK Stock”), Vail Resorts, Inc. common stock (the “MTN Stock”) and Tesla, Inc. common stock (the “TSLA Stock”)
Aggregate principal amount:	$1,135,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Trade date:	November 18, 2020
Settlement date:	November 23, 2020 (3 business days after the trade date)
Maturity date:	November 23, 2022
Early redemption:

The securities are not subject to early redemption until six months after the settlement date. Following this six-month non-call period, if, on any call observation date, beginning on May 18, 2021, the determination closing price of each underlying stock is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for an autocall payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price of any underlying stock is below its respective call threshold level on the related call observation date.

Autocall payment:	The autocall payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent quarterly coupon with respect to the related coupon observation date.
Determination closing price:	With respect to each underlying stock, the closing price of such underlying stock on any call observation date or coupon observation date (other than the determination date), times the adjustment factor on such determination date or coupon observation date, as applicable
Early redemption dates:	Starting on May 21, 2021, quarterly. See “Coupon Observation Dates, Call Observation Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that autocall payment will be made on the next succeeding business day and no adjustment will be made to any autocall payment made on that succeeding business day.
Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of 21.25% (corresponding to approximately $53.125 per quarter per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each underlying stock is at or above its respective coupon barrier on the related coupon observation date.

If, on any coupon observation date, the determination closing price of any underlying stock is less than its respective coupon barrier, no contingent quarterly coupon will be paid with respect to that coupon observation date. It is possible that one or more underlying stocks will remain below their respective coupon barriers for extended periods of time or even throughout the entire 2-year term of the securities so that you will receive few or no contingent quarterly coupons.

Payment at maturity:

If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

• If the final level of each underlying stock is greater than or equal to its respective principal barrier: (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the determination date

• If the final level of any underlying stock is less than its respective principal barrier: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than 45%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the trade date:	$890.00 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$15	$985
Total	$1,135,000	$17,025	$1,117,975

We also sold, pursuant to Pricing Supplement No. 23, a separate issuance of securities, being sold only to fee-based advisory accounts, with terms similar to those of this issuance but with a higher contingent quarterly coupon rate.

(1)	Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $15 for each security they sell. In addition, selected dealers and their financial advisors will receive a structuring fee of up to $2.50 and a distribution fee of $2 for each security from the agent or its affiliates. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(2)	See “Use of proceeds and hedging” on page 31.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or saving accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Terms continued from previous page:
Call observation dates:	Beginning after six months, quarterly, as set forth under “Coupon Observation Dates, Call Observation Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events.
Coupon barrier:

With respect to the BLK Stock, $368.440, which is equal to approximately 55% of its initial level

With respect to the MTN Stock, $148.555, which is equal to 55% of its initial level

With respect to the TSLA Stock, $267.652, which is equal to 55% of its initial level

Principal barrier:

With respect to the BLK Stock, $368.440, which is equal to approximately 55% of its initial level

With respect to the MTN Stock, $148.555, which is equal to 55% of its initial level

With respect to the TSLA Stock, $267.652, which is equal to 55% of its initial level

Call threshold level:

With respect to the BLK Stock, $669.89, which is equal to 100% of its initial level

With respect to the MTN Stock, $270.10, which is equal to 100% of its initial level

With respect to the TSLA Stock, $486.64, which is equal to 100% of its initial level

Initial level:

With respect to the BLK Stock, $669.89, which is its closing price on the trade date

With respect to the MTN Stock, $270.10, which is its closing price on the trade date

With respect to the TSLA Stock, $486.64, which is its closing price on the trade date

Coupon payment dates:	Quarterly, as set forth under “Coupon Observation Dates, Call Observation Dates, Coupon Payment Dates and Early Redemption Dates” below; provided that the contingent quarterly coupon, if any, with respect to the determination date shall be paid on the maturity date.
Coupon observation dates:	Quarterly, as set forth under “Coupon Observation Dates, Call Observation Dates, Coupon Payment Dates and Early Redemption Dates” below, subject, independently in the case of each underlying stock, to postponement for non-trading days and certain market disruption events. We also refer to November 18, 2022, which is the final coupon observation date, as the determination date.
Final level:	With respect to each underlying stock, the closing price of such underlying stock on the determination date times the adjustment factor on such date
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Worst performing underlying stock:	The underlying stock with the largest percentage decrease from the respective initial level to the respective final level
Share performance factor:	Final level divided by the initial level
CUSIP / ISIN:	61771ELT3 / US61771ELT37
Listing:	The securities will not be listed on any securities exchange.

Coupon Observation Dates, Call Observation Dates, Coupon Payment Dates and Early Redemption Dates

Coupon Observation Dates / Call Observation Dates	Coupon Payment Dates / Early Redemption Dates
February 18, 2021*	February 23, 2021*
May 18, 2021	May 21, 2021
August 18, 2021	August 23, 2021
November 18, 2021	November 23, 2021
February 18, 2022	February 24, 2022
May 18, 2022	May 23, 2022
August 18, 2022	August 23, 2022
November 18, 2022 (determination date)	November 23, 2022 (maturity date)

* The securities are not subject to automatic early redemption until the second coupon payment date, which is May 21, 2021.

November 2020	Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Common stock of BlackRock, Inc., the Common Stock Vail Resorts, Inc. and the Common Stock of Tesla, Inc. (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon at an annual rate of 21.25% but only if the determination closing price of each underlying stock is at or above 55% of its respective initial level, which we refer to as the respective coupon barrier, on the related coupon observation date. If the determination closing price of any underlying stock is less than its coupon barrier on any coupon observation date, we will pay no coupon for the related quarterly period. It is possible that the determination closing price of one or more underlying stocks will remain below their respective coupon barriers for extended periods of time or even throughout the entire 2-year term of the securities so that you will receive few or no contingent quarterly coupons during the entire term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if all of the underlying stocks were to be at or above their respective coupon barriers on some quarterly coupon observation dates, one or more underlying stocks may fluctuate below the respective coupon barrier(s) on others. In addition, if the securities have not been automatically called prior to maturity and the final level of any underlying stock is less than 55% of its respective initial level, which we refer to as the respective principal barrier, investors will be exposed to the decline in the worst performing underlying stock on a 1-to-1 basis, and will receive a payment at maturity that is less than 55% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly payments throughout the entire 2-year term of the securities.

Maturity:	2 years
Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of 21.25% (corresponding to approximately $53.125 per quarter per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each underlying stock is at or above its respective coupon barrier on the related coupon observation date.

If, on any coupon observation date, the determination closing price of any underlying stock is less than its respective coupon barrier, we will pay no coupon for the applicable quarterly period.

Automatic early redemption quarterly beginning in May 2021:	Starting in May 2021, if the determination closing price of each underlying stock is greater than or equal to its respective call threshold level (equal to 100% of the respective initial level) on any quarterly call observation date, beginning on May 18, 2021 (approximately six months after the settlement date), the securities will be automatically redeemed for an autocall payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related coupon observation date.
Payment at maturity:

If the securities have not previously been redeemed and the final level of each underlying stock is greater than or equal to its respective principal barrier, the payment at maturity will be the sum of the stated principal amount plus the related contingent quarterly coupon.

If the final level of any underlying stock is less than its principal barrier, investors will receive a payment at maturity based on the decline in the worst performing underlying stock over the term of the securities. Under these circumstances, the payment at maturity will be less than 55% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

November 2020	Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the trade date is less than $1,000. We estimate that the value of each security on the trade date is $890.00.

What goes into the estimated value on the trade date?

In valuing the securities on the trade date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate, the call threshold levels, the coupon barriers and the principal barriers, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the trade date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the trade date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

November 2020	Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each underlying stock is at or above its respective coupon barrier on the related coupon observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 2-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if all of the underlying stocks close at or above their respective coupon barriers, unless the securities are redeemed early. The following scenarios are for illustration purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent coupon may be payable in none of, or some but not all of, the quarterly periods during the 2-year term of the securities, and the payment at maturity may be less than 55% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, all of the underlying stocks close at or above their respective coupon barriers on some quarterly coupon observation dates, but one or more underlying stocks close below the respective coupon barrier(s) on the others. Investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing price of each underlying stock is greater than or equal to the respective coupon barrier on the related coupon observation date, but not for the quarterly periods for which the determination closing price of any underlying stock is below its respective coupon barrier on the related coupon observation date.

Starting on May 18, 2021, when all of the underlying stocks close at or above their respective call threshold levels on a quarterly call observation date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon with respect to the related coupon observation date.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity	This scenario assumes that all of the underlying stocks close at or above their respective coupon barriers on some quarterly coupon observation dates, but one or more underlying stocks close below the respective coupon barrier(s) on the others, and at least one of the underlying stocks closes below its call threshold level on every quarterly call observation date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing price of each underlying stock is greater than or equal to the respective coupon barrier on the related coupon observation date, but not for the quarterly periods for which the determination closing price of any underlying stock is below its respective coupon barrier on the related coupon observation date. On the determination date, all of the underlying stocks close at or above their respective coupon barriers and principal barriers. At maturity, in addition to the contingent quarterly coupon with respect to the determination date, investors will receive the stated principal amount.
Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity	This scenario assumes that all of the underlying stocks close at or above their respective coupon barriers on some quarterly coupon observation dates, but one or more underlying stocks close below the respective coupon barrier(s) on the others, and at least one of the underlying stocks closes below its call threshold level on every quarterly call observation date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon, for the quarterly periods for which the determination closing price of each underlying stock is greater than or equal to the respective coupon barrier on the related coupon observation date, but not for the quarterly periods for which the determination closing price of any underlying stock is below its respective coupon barrier on the related coupon observation date. On the determination date, one or more underlying stocks close below the respective coupon barrier(s) and principal barrier(s). At

November 2020	Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. Under these circumstances, the payment at maturity will be less than 55% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

November 2020	Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing prices on each quarterly coupon observation date, (2) the determination closing prices on each quarterly call observation date and (3) the final levels. Please see “Hypothetical Examples” below for an illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Starting in May 2021)

November 2020	Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

November 2020	Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to a coupon observation date and how to calculate the payment at maturity, if any, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the determination closing price of each underlying stock on each quarterly coupon observation date. Whether the securities are redeemed early will be determined by reference to the determination closing price of each underlying stock on each quarterly call observation date (beginning approximately six months after the settlement date) and the payment at maturity, if any, will be determined by reference to the final level of each underlying stock on the determination date. The actual initial level, coupon barrier and principal barrier for each underlying stock are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Contingent Quarterly Coupon:

21.25% per annum, (corresponding to approximately $53.125 per quarter per security)[1]

A contingent quarterly coupon is paid on each coupon payment date but only if the determination closing price of each underlying stock is at or above its respective coupon barrier on the related coupon observation date.

Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final level of each underlying stock is greater than or equal to its respective principal barrier: the stated principal amount plus the contingent quarterly coupon with respect to the determination date

If the final level of any underlying stock is less than its respective principal barrier: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the BLK Stock: $650.00 With respect to the MTN Stock: $250.00 With respect to the TSLA Stock: $400.00
Hypothetical Coupon Barrier:

With respect to the BLK Stock: $357.50, which is 55% of its hypothetical initial level

With respect to the MTN Stock: $137.50, which is 55% of its hypothetical initial level

With respect to the TSLA Stock: $220.00, which is 55% of its hypothetical initial level

Hypothetical Principal Barrier:

With respect to the BLK Stock: $357.50, which is 55% of its hypothetical initial level

With respect to the MTN Stock: $137.50, which is 55% of its hypothetical initial level

With respect to the TSLA Stock: $220.00, which is 55% of its hypothetical initial level

1 The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day count basis. The hypothetical contingent quarterly coupon of $53.125 is used in these examples for ease of analysis.

How to determine whether a contingent quarterly coupon is payable with respect to a coupon observation date:

	Determination Closing Price			Contingent Quarterly Coupon
	BLK Stock	MTN Stock	TSLA Stock
1st Quarterly Coupon Observation Date	$375.00 (at or above its coupon barrier)	$150.00 (at or above its coupon barrier)	$300.00 (at or above its coupon barrier)	$53.125
2nd Quarterly Coupon Observation Date	$400.00 (at or above its coupon barrier)	$130.00 (below its coupon barrier)	$375.00 (at or above its coupon barrier)	$0
3rd Quarterly Coupon Observation Date	$300.00 (below its coupon barrier)	$120.00 (below its coupon barrier)	$200.00 (below its coupon barrier)	$0

On hypothetical coupon observation date 1, each of the underlying stocks closes at or above its respective coupon barrier. Therefore, a contingent quarterly coupon of $53.125 is paid on the relevant coupon payment date.

November 2020	Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

On hypothetical coupon observation date 2, two underlying stocks close at or above their respective coupon barriers, but the other underlying stock closes below its respective coupon barrier. Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On hypothetical coupon observation date 3, each of the underlying stocks closes below its respective coupon barrier, and accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.

You will not receive a contingent quarterly coupon on any coupon payment date if the determination closing price of any underlying stock is below its respective coupon barrier on the related coupon observation date.

How to calculate the payment at maturity:

In the following examples, one or more underlying stocks close below the respective call threshold levels on each call observation date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Level			Payment at Maturity
	BLK Stock	MTN Stock	TSLA Stock
Example 1:	$680.00 (at or above its principal barrier)	$300.00 (at or above its principal barrier)	$500.00 (at or above its principal barrier)	$1,000 plus the contingent quarterly coupon with respect to the determination date
Example 2:	$130.00 (below its principal barrier)	$200.00 (at or above its principal barrier)	$350.00 (at or above its principal barrier)	$1,000 x share performance factor of the worst performing underlying stock = $1,000 x ($130.00 / $650.00) = $200.00
Example 3:	$450.00 (at or above its principal barrier)	$160.00 (at or above its principal barrier)	$180.00 (below its principal barrier)	$1,000 x ($180.00 / $400.00) = $450.00
Example 4:	$260.00 (below its principal barrier)	$112.50 (below its principal barrier)	$200.00 (below its principal barrier)	$1,000 x ($260.00 / $650.00) = $400.00
Example 5:	$292.50 (below its principal barrier)	$75.00 (below its principal barrier)	$200.00 (below its principal barrier)	$1,000 x ($75.00 / $250.00) = $300.00

In example 1, the final levels of each of the BLK Stock, MTN Stock and TSLA Stock are at or above their respective principal barriers. Therefore, investors receive at maturity the stated principal amount of the securities plus the contingent quarterly coupon with respect to the determination date. Investors do not participate in the appreciation of any of the underlying stocks.

In example 2, the final levels of two underlying stocks are above their respective principal barriers, but the final level of the other underlying stock is below its principal barrier. Therefore, investors are exposed to the downside performance of the worst performing underlying stock at maturity and receive an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock.

In example 3, the final levels of two underlying stocks are at or above their respective principal barriers, but the final level of the other underlying stock is below its principal barrier. Therefore, investors are exposed to the downside performance of the worst performing underlying stock at maturity and receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock.

In examples 4 and 5, the final levels of all of the underlying stocks are below their respective principal barriers, and investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock. In example 4, the BLK Stock has declined 60% from its initial level to its final level, the MTN Stock has declined 55% from its initial level to its final level and the TSLA Stock has declined 50% from its initial level to its final level. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the BLK Stock, which represents the worst performing underlying stock in this example. In example 5, the BLK Stock has declined 55% from its initial level to its final level, the MTN Stock has declined 70% from its initial level to its final level and the TSLA Stock has declined 50% from its initial level to its final level. Therefore the payment at maturity equals the stated principal amount times the share performance factor of the MTN Stock, which represents the worst performing underlying stock in this example.

If the final level of ANY underlying stock is below its respective principal barrier, you will be exposed to the downside performance of the worst performing underlying stock at maturity, and your payment at maturity will be less than 55% of the stated principal amount per security and could be zero.

November 2020	Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final level of any underlying stock is less than its principal barrier of 55% of its initial level, you will be exposed to the decline in the closing price of the worst performing underlying stock, as compared to its initial level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock. In this case, the payment at maturity will be less than 55% of the stated principal amount and could be zero. You could lose up to your entire investment in the securities.

▪	The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each underlying stock is at or above 55% of its respective initial level, which we refer to as the respective coupon barrier, on the related coupon observation date. If the determination closing price of any underlying stock is lower than its coupon barrier on the relevant coupon observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing price(s) of one or more underlying stocks could remain below the respective coupon barrier(s) for extended periods of time or even throughout the entire 2-year term of the securities so that you will receive few or no contingent quarterly coupons. If you do not earn sufficient contingent coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	The contingent coupon, if any, is based only on the determination closing prices of the underlying stocks on the related quarterly coupon observation date at the end of the related interest period. Whether the contingent coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each underlying stock on the relevant quarterly coupon observation date. As a result, you will not know whether you will receive the contingent coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon is based solely on the price of each underlying stock on quarterly coupon observation dates, if the determination closing price of any underlying stock on any coupon observation date is below the respective coupon barrier, you will receive no coupon for the related interest period even if the price(s) of one or more of the underlying stocks were higher on other days during that interest period.

▪	Investors will not participate in any appreciation in the price of any underlying stock. Investors will not participate in any appreciation in the price of any underlying stock from its initial level, and the return on the securities will be limited to the contingent quarterly coupon, if any, that is paid with respect to each coupon observation date on which all determination closing prices are greater than or equal to their respective coupon barriers, if any.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying stocks on any day, including in relation to the respective coupon barriers and principal barriers, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

o	whether the determination closing price of any underlying stock has been below its respective coupon barrier on any coupon observation date,

November 2020	Page 11

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

o	dividend rates on the underlying stocks,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks and which may affect the prices of the underlying stocks,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying stock at the time of sale is near or below its coupon barrier or if market interest rates rise.

The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The prices of the underlying stocks may decrease and be below the respective coupon barrier(s) on each coupon observation date so that you will receive no return on your investment, and one or more underlying stocks may close below the respective principal barrier(s) on the determination date so that you receive a payment at maturity that is less than 55% of the stated principal amount and could be zero. There can be no assurance that the determination closing prices of all of the underlying stocks will be at or above their respective coupon barriers on any coupon observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that they will be at or above their respective principal barriers on the determination date so that you do not suffer a significant loss on your initial investment in the securities. See “BlackRock, Inc. Overview,” “Vail Resorts, Inc. Overview” and “Tesla, Inc. Overview” below.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to

November 2020	Page 12

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first six months of the term of the securities.

▪	Investing in the securities is not equivalent to investing in the common stock of BlackRock, Inc., the common stock Vail Resorts, Inc. or the common stock of Tesla, Inc. Investors in the securities will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 2-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the trade date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your

November 2020	Page 13

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the determination date approaches. Any of these hedging or trading activities on or prior to the trade date could potentially increase the initial level of an underlying stock, and, therefore, could potentially increase (i) the value at or above which such underlying stock must close on the call observation dates so that the securities are redeemed prior to maturity for the autocall payment (depending also on the performance of the other underlying stocks), (ii) the coupon barrier for such underlying stock, which is the value at or above which the underlying stock must close on the coupon observation dates so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying stocks), and (iii) the principal barrier for such underlying stock, which is the value at or above which the underlying stock must close on the determination date so that you are not exposed to the negative performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying stock on the call observation dates and the coupon observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels, the call threshold levels, the coupon barriers, the principal barriers, the final levels, the payment at maturity, if any, whether you receive a contingent quarterly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the trade date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment

November 2020	Page 14

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Stocks

▪	You are exposed to the price risk of all of the underlying stocks, with respect to both the contingent quarterly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying stocks. Poor performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. To receive any contingent quarterly coupons, all of the underlying stocks must close at or above their respective coupon barriers on the applicable coupon observation date. In addition, if any underlying stock has declined to below its respective principal barrier as of the determination date, you will be fully exposed to the decline in the worst performing underlying stock over the term of the securities on a 1-to-1 basis, even if the other underlying stocks have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 55% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of all of the underlying stocks.

▪	No affiliation with BlackRock, Inc., Vail Resorts, Inc. or Tesla, Inc. BlackRock, Inc., Vail Resorts, Inc. and Tesla, Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to BlackRock, Inc., Vail Resorts, Inc. or Tesla, Inc. in connection with this offering.

▪	We may engage in business with or involving BlackRock, Inc., Vail Resorts, Inc. or Tesla, Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with BlackRock, Inc., Vail Resorts, Inc. or Tesla, Inc. without regard to your interests and thus may acquire non-public information about BlackRock, Inc., Vail Resorts, Inc. or Tesla, Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to BlackRock, Inc., Vail Resorts, Inc. or Tesla, Inc., which may or may not recommend that investors buy or hold the underlying stock(s).

November 2020	Page 15

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

▪	The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the determination date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before an coupon observation date, this may decrease the determination closing price of an underlying stock to be less than the coupon barrier (resulting in no contingent quarterly coupon being paid with respect to such date) or the final level of an underlying stock to be less than the principal barrier (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

November 2020	Page 16

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

BlackRock, Inc. Overview

BlackRock, Inc. is an investment management firm that provides a range of investment and technology services to institutional and retail clients worldwide. The BLK Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by BlackRock, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-33099 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding BlackRock, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the BLK Stock is accurate or complete.

Information as of market close on November 18, 2020:

Bloomberg Ticker Symbol:	BLK
Exchange:	NYSE
Current Stock Price:	$669.89
52 Weeks Ago:	$491.74
52 Week High (on 11/16/2020):	$676.43
52 Week Low (on 3/23/2020):	$327.42
Current Dividend Yield:	2.17%

The following table sets forth the published high and low closing prices of, as well as dividends on, the BLK Stock for each quarter from January 1, 2017 through November 18, 2020. The closing price of the BLK Stock on November 18, 2020 was $669.89. The associated graph shows the closing prices of the BLK Stock for each day from January 1, 2015 through November 18, 2020. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the BLK Stock may have been adjusted for stock splits and other corporate events. The historical performance of the BLK Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the BLK Stock at any time, including on the call observation dates or the coupon observation dates.

Common Stock of BlackRock, Inc. (CUSIP 09247X101)	High ($)	Low ($)	Dividends ($)
2017
First Quarter	397.81	371.64	2.50
Second Quarter	428.38	377.10	2.50
Third Quarter	447.09	412.19	2.50
Fourth Quarter	518.86	449.95	2.50
2018
First Quarter	593.26	508.97	2.88
Second Quarter	551.86	499.04	2.88
Third Quarter	512.49	468.98	3.13
Fourth Quarter	477.21	361.77	3.13
2019
First Quarter	443.77	377.98	3.30
Second Quarter	485.24	415.56	3.30
Third Quarter	482.46	405.47	3.30
Fourth Quarter	503.24	413.16	3.30
2020
First Quarter	572.48	327.42	3.63
Second Quarter	558.06	409.54	3.63
Third Quarter	608.00	535.05	3.63
Fourth Quarter (through November 18, 2020)	676.43	567.91	-

November 2020	Page 17

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

We make no representation as to the amount of dividends, if any, that BlackRock, Inc. may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of BlackRock, Inc.

Common Stock of BlackRock, Inc. – Daily Closing Prices January 1, 2015 to November 18, 2020

* The red solid line indicates both the coupon barrier and principal barrier of $368.440, each of which is approximately 55% of the initial level.

This document relates only to the securities referenced hereby and does not relate to the BLK Stock or other securities of BlackRock, Inc. We have derived all disclosures contained in this document regarding BlackRock, Inc. stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to BlackRock, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding BlackRock, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the BLK Stock (and therefore the price of the BLK Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning BlackRock, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the BLK Stock.

November 2020	Page 18

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Vail Resorts, Inc. Overview

Vail Resorts, Inc. is a holding company with operations grouped into three business segments: mountain, lodging and real estate. The MTN Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Vail Resorts, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-09614 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Vail Resorts, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the MTN Stock is accurate or complete.

Information as of market close on November 18, 2020:

Bloomberg Ticker Symbol:	MTN
Exchange:	NYSE
Current Stock Price:	$270.10
52 Weeks Ago:	$242.75
52 Week High (on 11/13/2020):	$275.07
52 Week Low (on 4/3/2020):	$131.73
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the MTN Stock for each quarter from January 1, 2017 through November 18, 2020. The closing price of the MTN Stock on November 18, 2020 was $270.10. The associated graph shows the closing prices of the MTN Stock for each day from January 1, 2015 through November 18, 2020. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the MTN Stock may have been adjusted for stock splits and other corporate events. The historical performance of the MTN Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the MTN Stock at any time, including on the call observation dates or the coupon observation dates.

Common Stock Vail Resorts, Inc. (CUSIP 91879Q109)	High ($)	Low ($)	Dividends ($)
2017
First Quarter	191.90	160.98	1.053
Second Quarter	215.36	186.61	1.053
Third Quarter	232.28	199.09	1.053
Fourth Quarter	236.71	212.47	1.053
2018
First Quarter	233.62	205.66	1.47
Second Quarter	285.05	219.27	1.47
Third Quarter	301.42	274.11	1.47
Fourth Quarter	281.41	201.17	1.47
2019
First Quarter	220.53	180.81	1.76
Second Quarter	237.13	209.47	1.76
Third Quarter	248.73	222.66	1.76
Fourth Quarter	249.25	223.80	1.76
2020
First Quarter	254.78	141.79	1.76
Second Quarter	206.97	131.73	-
Third Quarter	228.63	176.93	-
Fourth Quarter (through November 18, 2020)	275.07	215.10	-

November 2020	Page 19

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

We make no representation as to the amount of dividends, if any, that Vail Resorts, Inc. may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock Vail Resorts, Inc.

Common Stock Vail Resorts, Inc. – Daily Closing Prices January 1, 2015 to November 18, 2020

* The red solid line indicates both the coupon barrier and principal barrier of $148.555, each of which is 55% of the initial level.

This document relates only to the securities referenced hereby and does not relate to the MTN Stock or other securities Vail Resorts, Inc. We have derived all disclosures contained in this document regarding Vail Resorts, Inc. stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Vail Resorts, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Vail Resorts, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the MTN Stock (and therefore the price of the MTN Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Vail Resorts, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the MTN Stock.

November 2020	Page 20

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Tesla, Inc. Overview

Tesla, Inc. designs, manufactures and sells electric vehicles and energy storage systems, as well as installs, operates and maintains solar and energy storage products. The TSLA Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Tesla, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-34756 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Tesla, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the TSLA Stock is accurate or complete.

Information as of market close on November 18, 2020:

Bloomberg Ticker Symbol:	TSLA
Exchange:	Nasdaq
Current Stock Price:	$486.64
52 Weeks Ago:	$69.998
52 Week High (on 8/31/2020):	$498.32
52 Week Low (on 11/26/2019):	$65.784
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the TSLA Stock for each quarter from January 1, 2017 through November 18, 2020. The closing price of the TSLA Stock on November 18, 2020 was $486.64. The associated graph shows the closing prices of the TSLA Stock for each day from January 1, 2015 through November 18, 2020. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the TSLA Stock may have been adjusted for stock splits and other corporate events. The historical performance of the TSLA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the TSLA Stock at any time, including on the call observation dates or the coupon observation dates.

Common Stock of Tesla, Inc. (CUSIP 88160R101)	High ($)	Low($)	Dividends ($)
2017
First Quarter	56.196	43.398	-
Second Quarter	76.690	59.000	-
Third Quarter	77.000	61.766	-
Fourth Quarter	71.930	59.852	-
2018
First Quarter	71.484	51.556	-
Second Quarter	74.166	50.496	-
Third Quarter	75.914	52.648	-
Fourth Quarter	75.358	50.112	-
2019
First Quarter	69.462	52.084	-
Second Quarter	58.362	35.794	-
Third Quarter	52.976	42.280	-
Fourth Quarter	86.188	46.286	-
2020
First Quarter	183.484	72.244	-
Second Quarter	215.962	90.894	-
Third Quarter	498.32	223.926	-
Fourth Quarter (through November 18, 2020)	486.64	388.04	-

November 2020	Page 21

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

We make no representation as to the amount of dividends, if any, that Tesla, Inc. may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Tesla, Inc.

Common Stock of Tesla, Inc. – Daily Closing Prices January 1, 2015 to November 18, 2020

* The red solid line indicates both the coupon barrier and principal barrier of $267.652, each of which is 55% of the initial level.

This document relates only to the securities referenced hereby and does not relate to the TSLA Stock or other securities of Tesla, Inc. We have derived all disclosures contained in this document regarding Tesla, Inc. stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Tesla, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Tesla, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the TSLA Stock (and therefore the price of the TSLA Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Tesla, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the TSLA Stock.

November 2020	Page 22

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Interest period:	The quarterly period from and including the settlement date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.
Record date:	The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or autocall payment, as the case may be, shall be payable.
Underlying stock:	The accompanying product supplement refers to the underlying stock as the “underlying shares.”
Underlying stock issuer:

With respect to the BLK Stock, BlackRock, Inc.

With respect to the MTN Stock, Vail Resorts, Inc.

With respect to the TSLA Stock, Tesla, Inc.

The accompanying product supplement refers to each underlying stock issuer as an “underlying company.”

Certain defined terms:

The accompanying product supplement refers to:

•      The trade date as the “pricing date.”

•      The settlement date as the “original issue date.”

•      The call observation dates as the “determination dates.”

•      The determination date as the “final determination date.”

•      The initial level as the “initial share price.”

•      The final level as the “final share price.”

•      The autocall payment as the “early redemption payment.”

•      The principal barrier as the “trigger level.”

Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of maturity date:	If the determination date is postponed due to a non-trading day or certain market disruption events with respect to any underlying stock so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following that determination date as postponed with respect to any underlying stock, and no adjustment will be made to the payment at maturity made on that postponed date.
Antidilution adjustments:

The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If, with respect to one or more of the underlying stocks, (i) there occurs any reclassification or change of such underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer for such underlying stock, (ii) such underlying stock issuer or any surviving entity or subsequent surviving entity of such underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying stock issuer is liquidated, (v) such underlying stock issuer issues to all of its shareholders equity securities of an issuer other than such underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

•     Upon any call observation date following the effective date of a reorganization event and prior to the determination date: If the exchange property value (as defined below) is

November 2020	Page 23

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

greater than or equal to the respective call threshold level, and the determination closing price (or exchange property value, if applicable) of each other underlying stock is also greater than or equal to its call threshold level, the securities will be automatically redeemed for an autocall payment.

•     Upon the determination date, if the securities have not previously been automatically redeemed: You will receive for each security that you hold a payment at maturity equal to:

➢  If the exchange property value on the determination date is greater than or equal to the respective principal barrier, and the final level of each other underlying stock (or exchange property value, as applicable) is also greater than its respective principal barrier: (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the determination date.

➢  If the exchange property value on the determination date is less than the respective principal barrier, or if the final level (or exchange property value, if applicable) of any other underlying stock is less than its respective principal barrier:

➢     If the worst performing underlying stock has not undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock.

➢     If the worst performing underlying stock has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock. For purposes of determining the share performance factor of the worst performing underlying stock, the final level of such worst performing underlying stock will be deemed to equal the per-share cash value, determined as of the determination date, of the securities, cash or any other assets distributed to holders of the worst performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying stock, (B) in the case of a spin-off event, the share of such worst performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying stock continues to be held by the holders receiving such distribution, such worst performing underlying stock (collectively, the “exchange property”).

Following the effective date of a reorganization event, the contingent quarterly coupon will be payable for each coupon observation date on which the exchange property value is greater than or equal to the coupon barrier and the determination closing price (or exchange property value, as applicable) of each other underlying stock is also greater than or equal to its coupon barrier.

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the initial level, or less than the coupon barrier or principal barrier, or for determining the worst performing underlying stock, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall

November 2020	Page 24

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to such “underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the determination date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final level of such underlying stock, including, without limitation, a partial tender or exchange offer for such underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable call observation date, give notice of the early redemption and the autocall payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the

November 2020	Page 25

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent quarterly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent quarterly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

November 2020	Page 26

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

•     purchase the securities in the original offering; and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

November 2020	Page 27

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid

November 2020	Page 28

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

November 2020	Page 29

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

November 2020	Page 30

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the trade date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stocks, in futures and/or options contracts on the underlying stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of an underlying stock, and, therefore, could potentially increase (i) the value at or above which such underlying stock must close on the call observation dates so that the securities are redeemed prior to maturity for the autocall payment (depending also on the performance of the other underlying stocks), (ii) the coupon barrier for such underlying stock, which is the value at or above which the underlying stock must close on the coupon observation dates so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying stocks), and (iii) the principal barrier for such underlying stock, which is the value at or above which the underlying stock must close on the determination date so that you are not exposed to the negative performance of the underlying stock at maturity (depending also on the performance of the other underlying stocks). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying stock on the call observation dates and other coupon observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

We also sold, pursuant to Pricing Supplement No. 23, a separate issuance of securities, being sold only to fee-based advisory accounts, with terms similar to those of this issuance but with a higher contingent quarterly coupon rate.

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $15 for each security they sell. In addition, selected dealers and their financial advisors will receive a structuring fee of up to $2.50 and a distribution fee of $2 for each security from the agent or its affiliates.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability

November 2020	Page 31

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 23, 2022, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of BlackRock, Inc., the Common Stock of Vail Resorts, Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

(including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.
Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

November 2020	Page 32